EXHIBIT 99.2

JOINT FILER INFORMATION

Item	Information
Name:	Royal Bank of Canada
Address:	200 Bay Street Toronto, Ontario Canada M5J 2J5
Date of Event Requiring Statement (Month/Day/Year):	May 30, 2019
Issuer Name and Ticker or Trading Symbol:	Invesco Trust for Investment Grade New York Municipals (VTN)
Relationship of Reporting Person(s) to Issuer:	10% Owner
If Amendment, Date Original Filed (Month/Day/Year):	Not Applicable
Individual or Joint/Group Filing:	Form filed by More than One Reporting Person
Signature:	ROYAL BANK OF CANADA [5] By: /s/ John Penn Name: John Penn Title: Authorized Signatory Date: May 31, 2019

5 This Joint Filer Information was executed by John Penn pursuant to the power of attorney filed with the Securities and Exchange Commission on July 10, 2018 in connection with a Schedule 13G/A for RMR Real Estate Income Fund, which power of attorney is incorporated herein by reference.

Item	Information
Name:	RBC Capital Markets, LLC[6]
Address:	Brookfield Place, 200 Vesey Street New York, New York 10281
Date of Event Requiring Statement (Month/Day/Year):	May 30, 2019
Issuer Name and Ticker or Trading Symbol:	Invesco Trust for Investment Grade New York Municipals (VTN)
Relationship of Reporting Person(s) to Issuer:	10% Owner
If Amendment, Date Original Filed (Month/Day/Year):	Not Applicable
Individual or Joint/Group Filing:	Form filed by More than One Reporting Person
Signature:	RBC Capital Markets, LLC By: /s/ John Penn Name: John Penn Title: Authorized Signatory Date: May 31, 2019

6 This Joint Filer Information was executed by John Penn pursuant to the power of attorney filed with the Securities and Exchange Commission on November 12, 2010 in connection with a Schedule 13G/A for RMR Real Estate Income Fund, which power of attorney is incorporated herein by reference.